EXHIBIT 3
         to Schedule 13D



THE OFFER AND SALE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.

W-[   ]                                                      Warrant to Purchase
                                                             [ ] Shares of
                                                             Common Stock
                                                             As Herein Described


                       WARRANT TO PURCHASE COMMON STOCK OF
                           CARDIAC SCIENCE CORPORATION


         This is to certify that, for value received, [PERSEUS ENTITY] (the "HOLDER"), is entitled to purchase from CARDIAC SCIENCE CORPORATION, a Delaware corporation (the "COMPANY"), having its principal place of business at 3303 Monte Villa Parkway, Bothell, Washington 98021, at any time during the period from the date hereof (the "COMMENCEMENT DATE") to 5:00 p.m., California time, on [ ] (the "EXPIRATION DATE"), at which time this Warrant shall expire and become void, and subject to vesting and other provisions of this Warrant, [ ( ) ]shares ("WARRANT SHARES") of the Company's Common Stock (the "COMMON STOCK"). This Warrant shall be exercisable at $[ ] per share (the "EXERCISE PRICE"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

1.       VESTING:  EXERCISE AND PAYMENT; EXCHANGE

         (a)      [Intentionally omitted.]

         (b) This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant,
(ii) the attached exercise form properly executed, and (iii) either (A) a certified or official bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form; or (B) other securities of the Company owned by the Holder and having a fair market value determined as set forth in SECTION 3 hereof equal to the Exercise Price for the number of Warrant Shares specified in the exercise form or (C) any combination of the consideration specified in the foregoing clauses (A) and (B). If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

         (c) EXCHANGE OF WARRANT FOR COMMON STOCK. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right, Upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration date, for the number of shares of Common Stock having an aggregate fair market value (determined as set forth in SECTION 3 hereof) on the date of such exchange equal to the difference between (i) the aggregate fair market value on the date of such exchange (determined as set forth in SECTION 3 hereof) of a number of Warrant Shares designated by the Holder and (ii) the aggregate Exercise Price the Holder would have paid to the company to purchase such designated number of Warrant Shares, and, if a balance of purchasable Warrant Shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of Warrant Shares. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Subsection be made, or at such later date as may be specified in such request.

         (d)      CONDITIONS TO EXERCISE OR EXCHANGE. The restrictions in
SECTION 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this SECTION 1.

2.       RESERVATION OF SHARES

         The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

3.       FRACTIONAL INTERESTS

         The Company shall not issue any fractional shares or script representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the number of shares of Common Stock into which each share of Common Stock is then convertible, multiplied by the current fair market value per share of Common Stock. The current fair market value shall be the last reported sale price of the Common Stock on The Nasdaq National Market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on The Nasdaq National Market;

4.       NO RIGHTS AS STOCKHOLDERS

         This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.       ADJUSTMENTS IN NUMBER AND EXERCISE PRICES OF WARRANT SHARES

         5.1 The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Prices therefor shall be subject to adjustment as follows:

                  (a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the exercise price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                  (b) If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

                  (c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

                  (d) If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

                  (e) If the event, as a result of which an adjustment is made under paragraph (a) or (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a) or (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

         5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this
SECTION 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder's option exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

         5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

         5.4 The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm employed by the Company) to make any computation required under this SECTION 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this SECTION 5.

         5.5 Whenever the number of Warrant Shares or Exercise Price shall be adjusted as required by the provisions of this SECTION 5, the Company forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, an officer's certificate showing the adjusted number of Warrant Shares and Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustment. Each such officer's certificate shall be made available at all reasonable times during reasonable hours for inspection by the Holder.

6.       NOTICES TO HOLDER

         So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common

Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7. TRANSFER, EXERCISE, EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT, WARRANT SHARES OR OTHER SECURITIES

         7.1 This Warrant may be transferred, exercised, exchanged or assigned ("TRANSFERRED"), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities ("OTHER SECURITIES") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability unless registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and the Warrant Shares or Other Securities are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares or Other Securities.

         7.2 Until this Warrant, the Warrant Shares or other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or other Securities that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act and any applicable securities or blue sky laws, all as determined by counsel to the Company.

         7.3 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to its transfer agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or its transfer agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

         7.4 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

         7.5 Each Holder of this Warrant, the Warrant Shares and any Other Securities shall indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Securities Act, any applicable state securities or blue sky laws or any statute or common law, insofar as such losses, claims, damages or liabilities or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant, the Warrant Shares or Other Securities in violation of this Warrant.

8.       NO IMPAIRMENT

         The Company will not, by amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

9.       NOTICES

         Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or two business days after mailing if mailed by registered or certified mail, postage prepaid, addressed in the name and at the address of such Holder appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or two business days after mailing if mailed by registered or certified mail, postage prepaid, to the Company at:

                 3303 Monte Vista Parkway
                 Bothell, Washington  98021
                 Attention:  Chief Financial Officer

Either party may change the address to which notices shall be given by notice pursuant to this SECTION 9.

10.      GOVERNING LAW

         This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


                                              CARDIAC SCIENCE CORPORATION



                                              By:______________________________
                                              Name:____________________________
                                              Its:_____________________________


Original Issuance Date:  [                   ]
Replacement Warrant Date:  September   , 2005

                                                                         ANNEX A
                                                                         -------


                                FORM OF EXERCISE

                    (To be executed upon exercise of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Cardiac Science Corporation the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the names of _______________, whose address is _________________________.


Dated:______________________          Signature:________________________________
                                      (Signature must conform in all respects to name of holders as specified on the face of the Warrant Certificate.)



___________________________________
(Insert Social Security or Taxpayer
Identification Number of Holder.)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY SECURITIES COMMISSION UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THIS WARRANT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

No. W-1

                                                      Warrant to Purchase 84,388
                                                      Shares of Common Stock
                                                      (subject to adjustment)



                           CARDIAC SCIENCE CORPORATION

                        WARRANT TO PURCHASE 84,388 SHARES
                                 OF COMMON STOCK

         Cardiac Science Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, PERSEUS MARKET OPPORTUNITY FUND, L.P. or its registered transferees, successors or assigns (each, a "holder"), is the registered holder of warrants (the "Warrants") to subscribe for and purchase from the Company, Eighty-Four Thousand Three Hundred Eighty-Eight (84,388) shares of validly issued, fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the Company, at a purchase price per share equal to twenty-five dollars ($25.00) (such price, as adjusted pursuant to Section 4 hereof, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, and (b) the term "Date of Grant" shall mean May 30, 2002. The term "Warrant" shall include any warrant issued upon transfer or partial exercise of this Warrant, unless the context clearly requires otherwise. This Warrant is being issued pursuant to that certain Senior Note and Warrant Purchase Agreement (the "Purchase Agreement") dated May 29, 2002 by and among the Company and the Purchasers named therein. Capitalized terms used in this letter and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through and including the close of business on the seventh anniversary of the Date of Grant (the "Expiration Date"); provided, however, that if the holder has timely surrendered this Warrant for exercise in compliance with Section 2(a), but the statutory waiting period required under HSR (as defined in Section 10(c)(ii)), and any extension thereof, shall not have expired or been terminated before certain shares of Common Stock may be issued upon the exercise of this Warrant prior to the Expiration Date, then the Expiration Date with respect to the purchase right represented by this Warrant with respect to such shares shall be automatically extended until the third Business Day following the date of such expiration or termination.

         2.       EXERCISE.

                  (a) METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Section 1 hereof, the expiration or termination of the statutory waiting period required under HSR (and any extension thereof) in respect of the issuance of certain Warrant Shares as provided in Section 10(c)(ii) hereof, and the expiration of the exercise delay periods, if applicable, set forth in
Section 2(d) hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time or from time to time, from and after the Date of Grant by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and, except as otherwise provided for herein, by the payment to the Company an amount in cash or by check equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. In addition and not in limitation of the foregoing, if such holder owns Senior Notes of the Company, in lieu of paying such Warrant Price in cash or by check, such holder shall have the right (but not the obligation) to pay such Warrant Price by agreeing to cancel and forgive the debt owed by the Company to such holder pursuant to the Senior Notes in the amount equal to such Warrant Price. (Such debt cancellation and forgiveness shall be applied first, toward accrued and unpaid interest on the Senior Notes (if any), second, to any premium due and owing on the Senior Notes (if any), and third, to the outstanding principal amount of the Senior Notes.) The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised if exercised prior to the close of business on such date; otherwise, the date of record shall be the next Business Day. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within five (5) Business Days after such exercise and, unless this Warrant has been fully exercised (including without limitation, exercise pursuant to Section 2(b) below), a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such five (5) Business Day period.

                  (b) EXERCISE AT THE COMPANY'S OPTION. If, at any time following the second anniversary of the Grant Date, (i) the daily Closing Price (as defined below) per share of Common Stock for forty-five (45) consecutive Trading Days (as defined below) (the close of business on such day being referred to herein as the "Requisite Trading Date") occurring at least forty-five (45) consecutive trading following the second anniversary of the Grant Date, is at least $6.00 (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the date hereof), and (ii) the Shelf Registration (as defined in the Registration Rights Agreement of even date herewith between the Company and the Purchaser) with respect to the Warrant Shares is effective, then the Company, at its option, may require the holder of this Warrant to exercise this Warrant by providing written notification (the "Notice") to the holder. Such Notice shall (i) state that the Requisite Trading Date has occurred, and that the Company's desire to require the holder to exercise the Warrant. and (ii) be given to the holder not later than 30 days following the Requisite Trading Date. If the holder fails to exercise this Warrant by the first Business Day that occurs 30 days after such holder received the Notice (which shall have been given properly in accordance with this paragraph), this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on such day (the "Automatic Exercise Date"), and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. As soon as practicable after the Automatic Exercise Date, not to exceed five Business Days, the Company shall provide written notification to the holder of the Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2(b) and without any action by the holder of this Warrant or any other person, and payment to the Company of the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased shall be deemed to have been elected to be made by the holder pursuant to the terms of Section 2(c) below (without payment by the holder of any exercise price or any cash, cancellation of indebtedness under the Senior Notes or other consideration) (such election, a "Deemed Election"), unless the holder notifies the Company in writing as soon as practicable after receipt of the Notice, not to exceed five
(5) Business Days, that, in its sole and absolute discretion, it chooses to pay the exercise price in cash, by check or by cancelling indebtedness under the Senior Notes pursuant to Section 2(a) above). As promptly as practicable on or after the Automatic Exercise Date (but subject to the expiration of the exercise delay periods, if applicable, set forth in Section 2(d) hereof) and in any event, within five (5) Business Days after the Automatic Exercise Date (or, if applicable, the expiration of the exercise delay periods set forth in Section 2(d) hereof), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. For purposes of the foregoing, "Closing Price" means, with respect to a share of Common Stock, as of the date of determination, (a) the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc. (or its successor) ("NASDAQ")) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 p.m. New York City time. For purposes of the foregoing, "Trading Day" means, so long as the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

                  (c) NET ISSUE EXERCISE. In lieu of the payment of the aggregate Warrant Price, the holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock as provided for in this Section 2(c). In connection with the foregoing and without limiting the rights of the holder under the terms of this Warrant, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company (with the notice of exercise form and notice of such election attached hereto as Exhibit A duly executed) in which event the Company shall issue to the holder a number of Warrant Shares computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                        A

Where:

                  X = the number of shares of Common Stock to be issued to the holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of shares of Common Stock to be issued upon such partial exercise(at the date of such calculation)

                  A = the Fair Market Value (as defined in Section 4(j) below) of one (1) share of Common Stock

                  B =      the Warrant Price

                  (d) CERTAIN LIMITATIONS ON NET ISSUE EXERCISE. Notwithstanding anything to the contrary set forth herein (but giving full effect to the provisions relating to a Deemed Election as set forth in this
Section 2(d)), and provided that a Shelf Registration (as defined in the Registration Agreement) with respect to the offer and sale of all of the Warrant Shares is and remains effective, the right of the holder of this Warrant to elect to pay the Warrant Price pursuant to the terms of Section 2(c) hereof shall be restricted as follows:

                           (i)      the right of the holder of this Warrant to
elect to pay the Warrant Price pursuant to the terms of Section 2(c) hereof shall not be available during the period commencing on the Date of Grant and ending on (and excluding) the date of the first anniversary of the Date of Grant;

                           (ii)     if during the period commencing on (and
including) the first anniversary of the Date of Grant and ending on (and excluding) the date of the third anniversary of the Date of Grant, the holder elects (or, in the case of a Deemed Election, is deemed to have elected pursuant to Section 2(b)) to pay the Warrant Price for all or any portion of the Warrant

Shares pursuant to the terms of Section 2(c) hereof, the Company shall have the right to delay the exercise of such portion of the Warrant (the potion of the Warrant that is exercisable into such Warrant Shares, including the portion of the Warrant that would have been cancelled to pay the Warrant Price pursuant to the terms of Section 2(c) hereof, the "Warrant Portion") for a period of up to 10 Business Days from the receipt of notice of exercise with respect to the Warrant Portion (or, in the case of a Deemed Election, from the Automatic Exercise Date ), but not longer (which period shall be deemed to include the expired portion of the exercise delay period referenced in Section 2(d)(iii) hereof); provided that, during such 10-Business Day period, the Company uses its reasonable best efforts (at its own cost and expense) to locate a prospective third-party purchaser for the Warrant Portion. If, prior to the expiration of such 10-Business Day period, (1) the Company is able to locate such third-party purchaser for the Warrant Portion, (2) such third-party purchaser makes a legally binding offer to purchase the Warrant Portion on terms (including price) satisfactory to the holder, and (3) such third-party purchaser agrees to exercise the Warrant Portion immediately after purchasing it and to pay the exercise price thereon to the Company in cash, then the holder, at the request of the Company, shall sell the Warrant Portion to such third-party purchaser on such terms;

                           (iii)    if during the period commencing on (and
including) the first anniversary of the Date of Grant and ending on (and excluding) the date of the third anniversary of the Date of Grant, the holder owns any Senior Notes and elects (or, in the case of a Deemed Election, is deemed to have elected pursuant to Section 2(b)) to pay the Warrant Price for all or any portion of the Warrant Shares pursuant to the terms of Section 2(c) hereof , the Company shall have the right to delay the exercise of the portion of this Warrant covering such Warrant Shares for which the holder is able to pay the Warrant Price by canceling and forgiving the debt owed by the Company to such holder pursuant to the Senior Notes in the amount equal to such Warrant Price as set forth in Section 2(a) (such portion of this Warrant, the "Tax Opinion Portion") for a period of up to 10 Business Days from the receipt of notice of exercise with respect to such Tax Opinion Portion from the holder (or, in the case of a Deemed Election, from the Automatic Exercise Date), but not longer (which period shall be deemed to include the expired portion of the exercise delay period referenced in Section 2(d)(ii) hereof); provided that, during such 10-Business Day period, the Company shall use its reasonable best efforts to obtain, in good faith, an unqualified opinion (reasonably satisfactory to the holder) addressed to the holder from a nationally recognized tax counsel acceptable to the holder that the holding period (calculated with reference to the original investment date) of the Warrant Shares received upon the payment of the Warrant Price by canceling and forgiving the debt owed by the Company to such holder pursuant to the Senior Notes in the amount equal to such Warrant Price as set forth in Section 2(a) will include the period for which such holder held the Senior Notes to be cancelled and the Warrants to be exercised (such opinion, the "Tax Opinion"). If, prior to the expiration of such 10-day period, the Company is able to obtain a Tax Opinion, the holder shall not have the right to pay the Warrant Price pursuant to the terms of Section 2(c) hereof in respect of such Tax Opinion Portion until the date of the third anniversary of the Date of Grant; and

                           (iv)     during the period commencing on (and
including) the first anniversary of the Date of Grant and ending on (and excluding) the date of the third anniversary of the Date of Grant, if the Company is unable obtain the Tax Opinion pursuant to Section 2(d)(iii) above with respect to a Tax Opinion Portion elected (or, in the case of a Deemed Election, deemed to have been elected pursuant to Section 2(b)) to be exercised by the holder (or the Company reasonably believes that it would be unable to obtain such Tax Opinion), then by written notice to the holder given not more than 3 Business Days following the later of: (x) receipt of notice of exercise from such holder by the Company in respect of such Tax Opinion Portion (or, in the case of a Deemed Election, from the Automatic Exercise Date ) or (y) if applicable, the expiration of the exercise delay period in respect of such Tax Opinion Portion pursuant to Section 2(d)(iii) above, the Company shall have the right to require the holder to exercise all or any portion of such Tax Opinion Portion by electing to pay the Warrant Price pursuant to the methods of exercise set forth in Section 2(a) hereof (and not pursuant to the terms of Section 2(c) hereof ) if, upon the exercise of such portion of the Warrants, the Company will pay such holder an additional amount (the "Grossed Up Taxes") in cash which, after reduction for all Taxes payable by such holder thereon, is equal to the difference between the Taxes that would be due from such holders on the exercise of the Warrants and the immediate sale of the resulting Warrant Shares at their fair market value if taxed as ordinary income and the Taxes that would be due on such exercise and sale if taxed at the applicable capital gains rate. (For purposes of computing the Grossed Up Taxes, it shall be assumed that the holder is an individual resident of New York City, taxed at the maximum marginal rate of Federal, state, and local income taxation).

         3. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be validly issued, fully paid and nonassessable, and free from all taxes, liens, charges, pre-emptive rights and other encumbrances with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, and free from preemptive rights, for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) ADJUSTMENTS FOR DIVIDENDS IN STOCK. If the Company at any time or from time to time while this Warrant, or any portion thereof, remains outstanding and unexpired declares any dividend, or authorizes any other distribution, upon any stock of the Company of any class, payable in Additional Shares of Common Stock (as defined in this Section 4(a)) (except for any distribution specifically provided for in Section 4(b), Section 4(c), or as set forth in Section 4(f)), then, and in each such case, (A) the aggregate number of Warrant Shares for which this Warrant is exercisable (the "Warrant Share Number") immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Warrant Price payable upon the exercise of this Warrant shall be adjusted pursuant to the following formula:

                                    X = Y(A)
                                        ----
                                          B
Where:

                  X = the Warrant Price, as adjusted pursuant to this formula

                  Y = the Warrant Price in effect immediately prior to such adjustment

                  A = the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment

                  B = the number of Warrant Shares issuable upon the exercise of this Warrant immediately after such adjustment

                  An adjustment made pursuant to this Section 4(a) shall become effective retroactively to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution. The term "Additional Shares of Common Stock" as used in this Warrant shall mean all shares of Capital Stock issued or issuable by the Company after the date of this Warrant, except for the Warrant Shares. For purposes of the foregoing, "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time or from time to time while this Warrant, or any portion thereof, remains outstanding and unexpired shall (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section
4), then, and in each such case, (A) the Warrant Share Number immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Warrant Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter. An adjustment made pursuant to this Section 4(b) shall become effective retroactively to the close of business on the day upon which such corporate action becomes effective.

                  (c) CERTAIN DISTRIBUTIONS. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall declare a dividend or otherwise make a distribution to the holders of its Common Stock (other than dividends, distributions or issuances referred to in Section 4(a), Section 4(b), Section 4(d), Section 4(e), or Section 4(k)) in the form of: (1) cash or other property; (2) any evidence of indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (including securities of a subsidiary), or (3) any warrants or other rights to subscribe for or purchase any evidences of indebtedness, any shares of its capital stock, or any other securities or property of any nature whatsoever (including securities of a subsidiary), then the Warrant Price shall be reduced by multiplying the Warrant Price in effect immediately prior to the record date for such event by a fraction (a) the numerator of which shall be the Fair Market Value per share of Common Stock on such record date less the amount allocated to one share of Common Stock of any such cash so distributed and the Fair Market Value of any evidences of indebtedness, shares of capital stock, other securities or property, or warrants or other subscriptions or purchase rights so distributed, and (b) the denominator of which shall be such Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

                  (d) MERGER; SALE OF ASSETS; RECLASSIFICATION. If at any time while this Warrant, or any portion thereof, remains outstanding and unexpired there shall be (1) a reorganization or reclassification (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (2) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (3) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, reclassification, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the successor corporation (or the Company, as applicable) resulting from such reorganization, reclassification, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassification, mergers, consolidations, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in the manner set forth under Section 4(j). At the time of such event, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by the Board of Directors of the Company, with the consent of the holder in such instances where the rights of the holder are adversely affected in the reasonable opinion of the holder) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable. These adjustments shall be as nearly equivalent as practicable to the adjustments provided in this
Section 4. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors, with the consent of the holder in such instances where the rights of the holder are adversely affected in the reasonable opinion of the holder) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         In case any Additional Shares of Common Stock or evidence of indebtedness, shares of stock or other securities which are at any time, directly or indirectly, convertible into or exchangeable for Additional Shares of Common Stock or any rights or options to purchase any Additional Shares of Common Stock or convertible securities shall be issued in connection with any merger of another corporation into the Company (with the Company surviving such merger), the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets of such merged corporation as the Board of Directors of the Company shall in good faith determine to be attributable to such Additional Shares of Common Stock, convertible securities or rights or options, as the case may be, and the Warrant Price shall be adjusted in accordance with this Section 4.

                  (e) DISSOLUTION, LIQUIDATION AND WIND-UP. In case the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the holder of this Warrant shall be entitled, upon the exercise of this Warrant, to receive in lieu of the shares of Common Stock of the Company which such holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had such holder been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution. After such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Warrant Price provided for by this Warrant, the holder of this Warrant may, at such holder's option, exercise the same without making payment of the Warrant Price, and in such case the Company shall, upon the distribution to the holder, consider that said Warrant Price has been paid in full to it and in making settlement to the holder, shall deduct from the amount payable to the holder of this Warrant an amount equal to such Warrant Price.

                  (f)      ISSUANCES OF ADDITIONAL SECURITIES.

                           (i)      ISSUANCES OF COMMON STOCK. If and whenever
after the Date of Grant, the Company issues or sells, or in accordance with Sections 4(f)(ii) and (iii) below, is deemed to have issued or sold, any share of Common Stock for a consideration per share less than (x) the Adjusted Fair Market Value (as defined in Section 4(j) below) of the Common Stock at such time or (y) the Warrant Price in effect immediately prior to such time (the greater of such amounts being referred to herein as the "Adjustment Multiplier"), then immediately upon such issue or sale or deemed issue or sale, the Warrant Price shall be reduced to the amount computed using the following formula:

                                X = Y * [(A*B)+C]
                                         -------
                                           A*D

Where:

                  X = the Warrant Price, as adjusted pursuant to this formula

                  Y = the Warrant Price in effect immediately prior to such issue or sale

                  A =      the Adjustment Multiplier

                  B = the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issue or sale

                  C = the consideration, if any, received by the Company upon such issue or sale

                  D = the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issue or sale

         Subject to Section 4(l) hereof, upon each such adjustment of the Warrant Price hereunder, the number of shares of Common Stock acquirable upon the exercise of this Warrant shall be adjusted to the number of shares determined computed using the following formula:

                                    X = Y(A)
                                        ---
                                         B
Where:

                  X = adjusted number of shares of Common Stock acquirable upon the exercise of this Warrant

                  Y = the Warrant Price in effect immediately prior to being adjusted in accordance with the formula set forth in the immediately preceding paragraph

                  A = the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to adjustment in accordance with this formula

                  B = the Warrant Price as adjusted in accordance with the formula set forth in the immediately preceding paragraph

         Notwithstanding the foregoing, there shall be no adjustment to the Warrant Price or the number of shares of Common Stock obtainable upon the exercise of this Warrant with respect to the issuance or granting of options to directors, officers or employees of the Company or the exercise thereof pursuant to the Company's stock option plan approved by the Board of Directors of the Company, but only to the extent that the aggregate shares of Common Stock covered by such option plan (excluding shares of Common Stock issuable upon the exercise of options outstanding on the date hereof and listed on Schedule 4.2(b) to the Purchase Agreement) do not exceed 1,200,000 shares (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect).

                           (ii)     ISSUANCE OF RIGHTS OR OPTIONS. For purposes
of determining the adjusted Warrant Price under Section 4(f)(i) hereof, if the Company in any manner grants or sells any rights, warrants or options to subscribe for or purchase Convertible Securities (as defined below) or Common Stock (the "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options (or upon conversion or exchange of any stock or securities (directly or indirectly) convertible or exercisable into or exchangeable for Common Stock (the "Convertible Securities") issuable upon exercise of such Options) is less than the greater of (x) the Adjusted Fair Market Value of the Common Stock determined as of the time of the granting or sale of such Options or (y) the Warrant Price in effect immediately prior to such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options) shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total minimum amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the aggregate minimum amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the aggregate minimum amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable at any time upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable at any time upon the exercise of such Options. No further adjustment of the Warrant Price or the number of shares of Common Stock issuable hereunder shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (iii)    ISSUANCE OF CONVERTIBLE SECURITIES. For
purposes of determining the adjusted Warrant Price under Section 4(f)(i), if the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the greater of (x) the Adjusted Fair Market Value of the Common Stock determined as of the time of such issue or sale or (y) the Warrant Price in effect immediately prior to such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable at any time upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Warrant Price or the number of shares of Common Stock issuable hereunder shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Warrant Price or the number of shares of Common Stock issuable hereunder had been or are to be made pursuant to other provisions of this Section 4(f), no further adjustment of the Warrant Price or the number of shares of Common Stock issuable hereunder shall be made by reason of such issue or sale.

                           (iv)     TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, any decrease in the Warrant Price or any increase in the number of shares of Common Stock for which this Warrant may be exercised, to the extent in any way affected by or computed using such expired or terminated Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued (or deemed issued in accordance with Sections 4(f)(ii) and (iii) above, which have not expired or terminated) upon the exercise, conversion or exchange of such Options or Convertible Securities. Notwithstanding anything to the contrary set forth in the preceding sentence, no such adjustment to the Warrant Price or the number of shares of Common Stock for which this Warrant may be exercised shall be made to the extent that such adjustment would put the holder in a worse economic position than he or it would have been in, had such Option or Convertible Security never been issued.

                           (v)      OTHER MATTERS. If any Common Stock, Option
or Convertible Security is issued or sold, or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the consideration for the Option shall be the Fair Market Value thereof. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (g) CONSIDERATION OTHER THAN CASH. In case the Company at any time prior to the expiration of this Warrant shall issue or sell any shares of Common Stock or convertible securities or other common stock equivalents for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value (as determined in accordance with Section 4(j) below) of such consideration. Whether or not the consideration so received is cash, the amount thereof shall be determined after deducting therefrom any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

                  (h) RECORD DATE. In case at any time the Company shall fix a record date of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock or convertible securities or other common stock equivalents or rights or options to purchase either thereof, or (2) to subscribe for or purchase Common Stock or convertible securities or other common stock equivalents or rights or options to purchase either thereof, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (i)      [Intentionally Deleted.]

                  (j) MAXIMUM WARRANT PRICE; FAIR MARKET VALUE. The Warrant Price in effect at any time shall not be increased as a result of any event described in this Section 4, unless specifically indicated. Fair Market Value as of a particular date shall mean the average of the daily closing prices for the preceding thirty (30) trading days before the day in question. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, Fair Market Value shall be determined mutually by the Board of Directors and the holder or, if the Board of Directors and the holder shall fail to agree, at the Company's expense, by a firm of independent certified public accountants of recognized national standing (who have not been employed by the Company within the last five years) acceptable to the holder (an "Appraiser"). Any determination of the Fair Market Value by an Appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock. The Adjusted Fair Market Value per share of a security shall be equal to the Fair Market Value of such security, less 10% of such Fair Market Value, and less the amount of reasonable and documented out-of-pocket fees and expenses, if any, incurred by the Company as a result of the issuance of the securities being evaluated, divided by the total number of securities so issued on a fully diluted basis, which amount of reasonable and documented fees and expenses so subtracted shall, for all purposes under this Warrant, be capped at 5% of such security's Fair Market Value.

                  (k) COMPANY TO PREVENT DILUTION. The Company shall not, by amendment of its organizational documents, by entering into any contract, agreement or understanding with any third party or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the carrying out of all the provisions of this Section 4 with the tenor and purpose of such section.

                  (l) SHARE ADJUSTMENT LIMIT. Notwithstanding anything to the contrary set forth in Section 4(f) hereof, the maximum number of additional shares of Common Stock acquirable upon the exercise of all warrants issued pursuant to the Purchase Agreement pursuant to the anti-dilution provisions set forth in Section 4(f) therein shall not exceed the Pre-Stockholder Approval Number (as defined in Section 4 (m)). Accordingly, the adjustment to the number of shares of Common Stock acquirable upon the exercise of all warrants issued pursuant to the Purchase Agreement pursuant to the anti-dilution provisions set forth in
Section 4(f) therein shall be made on a pro rata basis (based on the number of additional shares of Common Stock that would have been acquirable upon the exercise of each such warrant pursuant to the anti-dilution provisions set forth in Section 4(f) therein had the Adjustment Limit (as defined below) not been reached) among all such warrants entitled to such adjustment (at the time of such entitlement) until the Adjustment Limit is reached. Once a number of shares of Common Stock equal to the Pre-Stockholder Approval Number is issued pursuant to the anti-dilution provisions set forth in Section 4(f) of the warrants issued pursuant to the Purchase Agreement upon the exercise thereof, no additional shares of Common Stock may be issued upon the exercise of any such warrant issued pursuant to the Purchase Agreement pursuant to the anti-dilution provisions set forth in Section 4(f) therein (such limitation, the "Adjustment Limit"). Any share of Common Stock issued pursuant to any warrant issued pursuant to the Purchase Agreement in excess of the Adjustment Limit shall automatically be deemed cancelled. The Adjustment Limit shall act merely to limit the number of additional shares of Common Stock issuable upon the exercise of the Warrants after giving effect to the provisions set forth in Section 4(f) therein, and not to restrict any adjustments to the Warrant Price pursuant to this Warrant, and shall not affect any matter other than the exercise of the Warrants into shares of Common Stock. In addition, once the Adjustment Limit has been reached, upon (and in addition) to each adjustment of the Warrant Price pursuant to Section 4(f) hereof (the Warrant Price as so adjusted, the "Initially Adjusted Price"), the Warrant Price per share of Common Stock shall be further adjusted to the amount computed using the following formula (the Warrant Price as so further adjusted, the "Further Adjusted Price"):


                                   X = Y-(A)
                                         ---
                                          B
Where:

                  X =      the Further Adjusted Price

                  Y =      the Initially Adjusted Price

                  A = the Adjusted Fair Market Value (as of the date of issue or sale, or deemed issue or sale, of securities by the Company that triggered the anti-dilution adjustments pursuant to Section 4(f) hereof) of the additional number of shares of Common Stock that would have been issuable upon the exercise of this Warrant pursuant to Section 4(f), but became non-issuable pursuant to this Section 4(l) because the Adjustment Limit has been reached

                  B = the total number of Shares of Common Stock acquirable upon the exercise of this Warrant on an "as fully exercised basis" at the time of such adjustment (giving effect to the Adjustment Limit)

                  (m) PRE-STOCKHOLDER APPROVAL NUMBER. For purposes of this Warrant, "Pre-Stockholder Approval Number" shall equal to 438,599 shares of Common Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

         5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to
Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed, by first class mail, postage prepaid to the holder of this Warrant.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the Fair Market Value of a share of Common Stock on the date of exercise.

         7.       TRANSFER OF WARRANT.

                  (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the holder or holders of the Warrants. Any holder of this Warrant, or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the holder may be delivered or given by mail to such holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) WARRANT AGENT. The Company may, by written notice to the holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                  (c) TRANSFERABILITY AND NONNEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Securities Act"), title to this Warrant may be transferred by endorsement (by the holder executing the Assignment Form attached hereto as Exhibit B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                  (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this
Section 7, the Company at its expense shall issue to or on the order of the holder a new warrant or warrants of like tenor, in the name of the holder or as the holder may direct, for the number of shares issuable upon exercise hereof.

                  (e)      COMPLIANCE WITH SECURITIES LAWS.

                      (1) The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the holder's own account and not as a nominee for any other party, and for investment, and that the holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

                      (2) The Warrant Shares and any other securities issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                                    "THE SECURITIES EVIDENCED BY THIS
                                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                    THE SECURITIES ACT OF 1933, AS AMENDED (THE
                                    "ACT") OR WITH ANY SECURITIES COMMISSION
                                    UNDER APPLICABLE STATE SECURITIES OR BLUE
                                    SKY LAWS AND HAVE BEEN ACQUIRED FOR
                                    INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW
                                    TO, OR IN CONNECTION WITH, THE SALE OR
                                    DISTRIBUTION THEREOF. SUCH SECURITIES MAY
                                    NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED,
                                    ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE
                                    DISPOSED OF UNLESS THERE IS AN EFFECTIVE
                                    REGISTRATION STATEMENT UNDER THE ACT
                                    COVERING SUCH SECURITIES OR THE ISSUER
                                    RECEIVES AN OPINION OF COUNSEL STATING THAT
                                    SUCH SALE OR TRANSFER IS EXEMPT FROM THE
                                    REGISTRATION AND PROSPECTUS DELIVERY
                                    REQUIREMENTS OF THE ACT."

         8. REPLACEMENT OF WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         9. RIGHTS AS STOCKHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

                  (a) REGISTRATION. Holders of the Warrant Shares shall have the registration rights set forth in the Registration Agreement, including, without limitation, the right to require the Company into maintain the effectiveness of the Shelf Registration Statement covering the Warrant Shares until such time as all the Warrant Shares have been sold.

         10.      SPECIAL AGREEMENTS OF THE COMPANY.

                  (a) RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder, and from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company hereby covenants and agrees to take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the Warrant Price.

                  (b) AVOIDANCE OF CERTAIN ACTIONS. The Company will not, by amendment of its articles of incorporation, certificate of incorporation or any other charter document through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the holders against dilution or other impairment of their rights hereunder.

                  (c)      SECURING GOVERNMENTAL APPROVALS.

                           (i)      If any shares of Common Stock required to be
reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

                           (ii)     If approvals of, or filings or registrations
with, the Federal Trade Commission and Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") are required under applicable law before certain shares of Common Stock may be issued upon exercise of this Warrant, and the holder desires to exercise this Warrant for such shares, then, the Company shall: (x) within 10 Business Days of receipt of notice of exercise for such shares from such holder, prepare and make all filings required to be made by the Company pursuant to the notification and reporting obligations of HSR and (y) use its best efforts to as promptly as possible take, or cause to be taken, and cooperate with such holder to take, all other actions and do, or cause to be done, all things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the exercise of this Warrant for such shares. The Company shall pay the filing fees associated with the filings under HSR.

                  (d) LISTING ON SECURITIES EXCHANGES; REGISTRATION. If, and so long as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act) or NASDAQ, the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares and maintain the listing of Warrant Shares after their issuance; and the Company will so list on such national securities exchange or NASDAQ, will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange or NASDAQ by the Company.

                  (e) COMPLIANCE WITH LAW. The Company shall comply with all applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

                  (f) NOTICES OF STOCK DIVIDENDS, SUBSCRIPTIONS, RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, ETC. If at any time: (1) the Company shall declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (2) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (3) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the holders at the addresses of such holders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

         11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         12. NOTICES. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given if given in accordance with Section 12.3 of the Purchase Agreement.

         13. GOVERNING LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of Delaware should govern the enforceability and validity of this Warrant, the construction of its terms and the interpretation of the rights and duties of the parties.

         14. ACCEPTANCE. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

                                       CARDIAC SCIENCE CORPORATION


                                       By:___________________________________
                                       Name:
                                       Title:
                                       Address:  3303 Monte Villa Parkway
                                                 Bothell, WA  98021



Original Issuance Date: May 30, 2002
Replacement Warrant Date:  September   , 2005